UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2006

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

220 West Crest Street

Escondido, California 92025-1707

(Address of principal executive offices)  (Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On August 22, 2006, the Board of Directors of Realty Income Corporation (the “Company”) approved a revised form of employment agreement (the “Employment Agreement”) between the Company and Messrs. Lewis, Malino, Meurer, Pfeiffer, Collins and Kundrak.  Upon execution by Messrs. Lewis, Malino, Meurer, Pfeiffer, Collins and Kundrak the Employment Agreements will supersede any previous employment agreements entered into by such officers with the Company.

Under the terms of their respective Employment Agreements, in the event Messrs. Lewis, Malino, Meurer, Pfeiffer and Collins are terminated without “Cause” or upon “Constructive Termination” (as such terms are defined in the Employment Agreement), prior to or more than twelve (12) months after a “Change in Control” (as defined in the Employment Agreement), the Company shall (i) pay such executive an amount equal to twelve (12) months’ base salary plus the average of the last three (3) years’ cash bonus paid to such executive, (ii) pay any accrued vacation pay to which the executive may be entitled and (iii) continue to provide the executive with group medical insurance at the Company’s expense for a period of twelve (12) months from the date of termination or until the executive becomes covered under another group medical insurance plan, whichever occurs first.  Should the Company terminate one of the named executives without Cause or upon the executive’s Constructive Termination, in each case on or within twelve (12) months after a Change in Control, the Company shall (i) pay to the executive an amount equal to eighteen (18) months’ base salary plus the average of the last three (3) years’ cash bonus paid to the executive, (ii) pay any accrued vacation pay to which the executive may be entitled and (iii) continue to provide the executive with group medical insurance at the Company’s expense for a period of eighteen (18) months from the date of termination or until the executive becomes covered under another group medical insurance plan, whichever occurs first.  In the event the Employment Agreement is terminated by the Company pursuant to such provisions, the executive shall execute a Severance Agreement and General Release releasing the Company from any claims related to his termination and will not be entitled to severance until such Severance and General Release is executed by the executive.  Mr. Kundrak’s employment agreement is in the same form as the Employment Agreements described above except that his agreement provides for six (6) months rather than twelve (12) months severance in the event of termination prior to or more than 12 months after a Change in Control and nine (9) months severance rather than (18) months in the event of termination on or within twelve (12) months of a Change in Control.

The description of the provisions of the Employment Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Employment Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Form of Employment Agreement entered into between the Company and Messrs. Lewis, Malino, Meurer, Pfeiffer and Collins.

10.2         Form of Employment Agreement entered into between the Company and Mr. Kundrak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: August 24, 2006	By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice-President,
General Counsel
and Secretary